Exhibit 16(a)(23)(a) – Consent of Ernst & Young LLP, Independent Registered Public
Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration
Statement (Form S-1, No. 333-_____) and related Prospectus of ING Life Insurance and
Annuity Company and to the incorporation by reference therein of our reports dated
March 31, 2011, with respect to the consolidated financial statements and schedules of
ING Life Insurance and Annuity Company included in its Annual Report (Form 10-K)
for the year ended December 31, 2010, filed with the Securities and Exchange
Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 4, 2011